Item 77C - DWS Communications
Fund, Inc. (the "Registrant")

Registrant incorporates by
reference the Registration
Statement on Form N-14, filed on
March 3,
2006, (Accession No. 0001193125-
06-044817).

Shareholder Meeting Results:

A Special Meeting of
Shareholders of the Registrant,
and DWS Communications Fund (the
"Fund")
was held on May 5, 2006.  The
following matter was voted upon
by the shareholders of the
Registrant and Fund (the
resulting votes are presented
below):

1. Election of Trustees.

       Affirmative
	Withhold
Henry P. Becton, Jr.
	13,144,606.927
	287,269.111
Dawn-Marie Driscoll
	13,128,835.128
	303,040.910
Keith R. Fox	13,145,523.925
		286,352.113
Kenneth C. Froewiss
	13,148,014.833
	283,861.205
Martin J. Gruber	13,140,435.471
		291,440.567
Richard J. Herring
	13,147,491.301
	284,384.737
Graham E. Jones	13,138,107.771
		293,768.267
Rebecca W. Rimel	13,123,855.105
		308,020.933
Philip Saunders, Jr.
	13,139,444.563
	292,431.475
William N. Searcy, Jr.
	13,149,199.327
	282,676.711
Jean Gleason Stromberg
	13,127,978.937
	303,897.101
Carl W. Vogt	13,139,660.767
		292,215.271
Axel Schwarzer	13,143,048.321
		288,827.717

The Meeting was reconvened on
June 1, 2006, at which time the
following matter was voted upon
by
the shareholders (the resulting
votes are presented below):

2. Approval of an Amended and
Restated Investment Management
Agreement with the Fund's
Current Investment Adviser.

Affirmative 	Against
	Abstain		Broker
Non-votes*
8,673,682.761	456,092.888
	344,645.930	2,398,149.000


3. Approval of an Amended and
Restated Investment Management
Agreement with Deutsche
Investment Management Americas
Inc.

Affirmative 	Against
	Abstain		Broker
Non-votes*
8,678,986.402	436,046.492
	359,388.685	2,398,149.000

4. Approval of a Sub-Adviser
Approval Policy.

Affirmative 	Against
	Abstain		Broker
Non-votes*
8,575,261.085	536,207.723
	362,952.771	2,398,149.000

5. Approval of a Revised
Fundamental Investment
Restriction Regarding Borrowing
Money.

Affirmative 	Against
	Abstain		Broker
Non-votes*
8,784,845.353	431,973.484
	258,611.742	2,397,140.000

6. Approval of a Revised
Fundamental Investment
Restriction Regarding Senior
Securities.

Affirmative 	Against
	Abstain		Broker
Non-votes*
8,803,647.158	413,002.717
	258,780.704	2,397,140.000

7. Approval of a Revised
Fundamental Investment
Restriction Regarding
Underwriting of Securities.

Affirmative 	Against
	Abstain		Broker
Non-votes*
8,810,338.947	407,837.310
	257,254.322	2,397,140.000

8. Approval of a Revised
Fundamental Investment
Restriction Regarding Real
Estate Investments.

Affirmative 	Against
	Abstain		Broker
Non-votes*
8,805,541.379	412,634.878
	257,254.322	2,397,140.000

9. Approval of a Revised
Fundamental Investment
Restriction Regarding
Commodities.

Affirmative 	Against
	Abstain		Broker
Non-votes*
8,806,387.656	411,265.564
	257,777.359	2,397,140.000

10. Approval of a Revised
Fundamental Investment
Restriction Regarding Lending.

Affirmative 	Against
	Abstain		Broker
Non-votes*
8,806,184.391	410,952.103
	258,294.085	2,397,140.000

11. Approval of a Revised
Fundamental Investment
Restriction Regarding Portfolio
Diversification
for Non-Diversified Funds.

Affirmative 	Against
	Abstain		Broker
Non-votes*
8,809,172.284	408,844.966
	257,413.329	2,397,140.000

12. Approval of a Revised
Fundamental Investment
Restriction Regarding Acquiring
More than 10%
of the Voting Securities of Any
One Issuer.

Affirmative 	Against
	Abstain		Broker
Non-votes*
8,778,367.668	439,526.232
	257,536.679	2,397,140.000

13. Approval of Reclassification
of the Fund's Investment
Objective as Non-Fundamental.

Affirmative 	Against
	Abstain		Broker
Non-votes*
8,354,266.353	641,761.214
	478,394.012	2,398,149.000

14. Approval of Amended and
Restated Articles of
Incorporation.

Affirmative 	Against
	Abstain		Broker
Non-votes*
8,780,485.561	307,374.638
	386,561.380	2,398,149.000



The Meeting was reconvened on
June 9, 2006, at which time the
following matters were voted
upon
by the shareholders (the
resulting votes are presented
below):


15. Approval of a Rule 12b-1
Plan - Class B.

Affirmative 	Against
	Abstain		Broker
Non-votes*
479,835.706	19,430.681
	30,455.071	189,646.000

16. Approval of a Rule 12b-1
Plan - Class C.

Affirmative 	Against
	Abstain		Broker
Non-votes*
303,914.998	10,688.712
	19,683.082	81,591.000


* Broker non-votes are proxies
received by the Fund from
brokers or nominees when the
broker or
nominee neither has received
instructions from the beneficial
owner or other persons entitled
to vote
nor has discretionary power to
vote on a particular matter.

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